EXHIBIT 10.2

C O N T R A C T

NO. 001

FOR

A BIODIESEL PLANT

BETWEEN

(ODIN ENERGY SANTA MARTA CORPORATION)

Santa Marta, Magdaleno, Colombia

AND

(CM BERNARDINI, S.R.L)

Cisterna di Latina, Rome, Italy

PREAMBLE

WHEREAS:

•	The Buyer is willing to establish a unit to be installed in its factory in Santa Marta Colombia (hereinafter called the Site)

•	The Seller has presented to the Buyer a proposal for the supply of Biodiesel and Refining unit (hereinafter called “the Plant)

•	The Buyer has accepted Seller’s proposal, which therefore forms integral part of this agreement together with Annex 1 (Technical Proposal)

Now, therefore, it is hereby agreed and declared by and between the two parties as follows:

INDEX OF ARTICLES

ARTICLE	1	OBJECT OF THE CONTRACT
ARTICLE	2	PRICE OF THE CONTRACT
ARTICLE	3	DELIVERY
ARTICLE	4	PAYMENT METHOD
ARTICLE	5	TAXES, DUTIES AND CHARGES
ARTICLE	6	DELIVERY OF THE DRAWINGS,

ENGINEERING DOCUMENTS AND GOODS

ARTICLE	7	ASSEMBLY AND SUPERVISION
ARTICLE	8	MECHANICAL GUARANTEE
ARTICLE	9	STANDARDS OF THE WEIGHT AND THE
		MEASUREMENT, THE LANGUAGE AND
		ENGINEERING

ARTICLE	10	SECRET
		GREATER FORCE
ARTICLE	11	CONFLICT RESOLUTION
ARTICLE	12	PERFORMANCE GUARANTEES
ARTICLE	13	CONTRACT COMING INTO FORCE
ARTICLE	14	CONTRACT GUARANTEE
ARTICLE	15	CESSION.
ARTICLE	16	DOCUMENTS
ARTICLE	17	ORIGINAL COPIES OF THE CONTRACT
ARTICLE	18

INDEX OF ANNEXES

ANNEX	1	TECHNICAL ANNEX
ANNEX	2	TECHNICAL SERVICES

ARTICLE 1. OBJECT OF THE CONTRACT.

The BUYER will acquire, free of all vice or burden from the SELLER a BIODIESEL PRODUCTION PLANT in agreement with contained engineering specifications, technical services, and characteristics in proposal No. 6190/ Rev 3 presented by the SELLER this last day October the 19th of 2006, and a PALM OIL DEACIFICATION PLANT in agreement with contained engineering specifications, technical services, and characteristics in proposal No. 6191/ Rev 1, presented by the SELLER this last day November the 9th of 2006. The SELLER specifically declares that the elements that sells and deliver to the BUYER are their own design to the corresponding authorities and that on it does not exist pending reclamations or litigations.

ARTICLE 2. PRICE OF THE CONTRACT. As a total price of the object of the contract, the BUYER will pay to the SELLER the following amount: TWO MILLION SIXTY THREE THOUSAND FIVE HUNDRED (€ 2,063,500.00) EURO.

ARTICLE 3. Delivery. The SELLER commits itself to deliver the good object of the present contract, following the BUYER’S instructions. The equipment will be provided FOB Italian Port as per Incoterms 2000. The SELLER will perform his duty of delivery when the merchandise exceeds the gunwale of the ship, in the agreed port of board. This means that the BUYER will support all of the expenses and merchandise risks loss or damage from that point on. The term FOB demands that the SELLER carries out the export dispatch of the merchandise. The BUYER will designate and reserve the ship and will carry out the import dispatch.

First Paragraph: The equipment will be delivered in perfect conditions of operation. Also, the SELLER commits itself, through its technicians, to give qualification or training on the operation and the operability of the plants to the functionaries or employees of the BUYER. After the assembly and installation, the plants will be subject to a preliminary inspection and technical trials on their capacity and quality of production, with the purpose of verifying the fulfillment of engineering specifications and characteristics contained in the proposal presented by the SELLER. This preliminary inspection and technical trials will be practiced by the technicians of the SELLER in the presence of BUYER’S functionaries or representatives.

Second Paragraph.- Previous to the delivery of the  object matter of the present contract, the SELLER must give to the BUYER the original Certificate that the goods are according to the contract. The certificate will be issued by SGS Italy. THE BUYER at his own expense will designate a Verification Company to verify that the goods are according to the contract, before the shipment.

ARTICLE 4. PAYMENT METHOD.

30% down payment with order of the total amount against presentation of Advance Payment Bond of the same amount.

70% by an irrevocable L/C confirmed by a first-class bank, payable against presentation of shipping documents and certificate of SGS Italy that the goods are according to the contract, it will be opened within 2 months from down payment. Validity of L/C should cover the entire time of delivery.

N.B.: Expenses for L/C confirmation as well as all Buyer’s bank expenses, both direct and indirect, in connection with transfers, L/C and guarantees will be for buyer’s account. The Italian bank expenses with the exception of the confirmation charges will be at seller’s charge.

ARTICLE 5. TAXES, DUTIES AND CHARGES.

The BUYER will pay all the taxes and charges that are derived from the execution of the present contract. The banking expenses that must take place with the purpose of fulfilling the obligations that emanate of this document will be assumed by the buyer for all bank expenses incurred in Colombia including L/C confirmation and by the seller for all Bank expenses incurred in Italy

ARTICLE 6. DELIVERY OF THE DRAWINGS AND ENGINEERING DOCUMENTS AND GOODS:

A)      Engineering and data necessary to execute the civil works and to install utilities will be supplied within 3months from contract coming into force.

B)      Final detail engineering for the complete plant 4 months from the date of contract coming into force.

C) The delivery of the plant operation manuals will be carry out by the SELLER the latest when this finalizes the process of assembly, installation, training and qualification.

D) Delivery of the goods will be within 8 months from the reception of the down payment.

ARTICLE 7. ASSEMBLY AND SUPERVISION.

A)         The BUYER will make the assembly and installation of the plant under the supervision and the consultancy of a technician sent by the SELLER.

B)         The SELLER will send two of his technicians to the plant site. One of them will make the supervision of the works of assembly and installation of the metallic structure of the plant. The other one will make the tests that must take place on it, with the purpose of verifying the fulfillment of the engineering specifications and characteristics contained in the proposal presented by the SELLER. In addition they will supervise the set up and running of the machines will explain the relatives to the operation of the same one and will train the personnel designated by the BUYER. Each one of the technicians will have to remain like minimum 21 days in Santa Marta - Colombia, at the service of the BUYER, with the purpose to perform as mentioned before. The BUYER will independently decide the dates or periods in which the referred technicians will serve in Santa Marta - Colombia. In any case permanent availability for effects of the shipment of the technicians by part of the SELLER will exist. The BUYER will assume the cost of the SELLER’S technician’s plane tickets, from the country in which these are to the plant location site (Santa Marta - Colombia) as well as the demanded lay day’s costs of them in a hotel that fulfils the European standards.

ARTICLE 8. MECHANICAL GUARANTEE.

The SELLER will guarantee the equipment for the anticipated use against design and execution defects, thus like also the materials that conform the same one, by a period of twelve (12) months counted from the plants starting up date but not more than  eighteen (18) from the date of the last shipment.

ARTICLE 9. STANDARDS OF THE WEIGHT AND THE MEASUREMENT, THE LANGUAGE AND ENGINEERING.

1) All the weights, dimensions and measures will be indicated in the metric system.

2) The English will be the language that will be used in all the correspondences, the instructions, the documents, the labels in deliveries and any other data that must be given based on this contract.

3) The plant will be designed and made according to the engineering specifications and characteristics contained in the proposal presented by the SELLER.

ARTICLE 10. SECRET.

All the documents referring to the contract and the information related to it are absolutely confidential and must be used with respect to the services of the SELLER. They will not be disclosed to third parties without previous and written consent of the SELLER. All the documents will be possessed by the BUYER but he agrees to only use them for the maintenance, the operation and the repair of plant, without duplicating them or disclosing them, under penalty of being considered responsible for the damages that for that reason cause to the SELLER.

ARTICLE 11. GREATER FORCE.

Greater force is considered any unforeseeable, irresistible and an imputed fact to the contractors that prevents the fulfillment of the contractual obligations, like for example, the facts of the nature, the acts of the war, the national acts of the government, strikes, the blockades and the revolutions. To appear a fact catalogued like greater force, the terms agreed for the fulfillment of the obligations will be broaden by an equal period to which the effects are extend. On the occurrence and/or the contingencies cessation, the affected contractor with the strange fact will give immediately notice to the other, indicating the cause that delays the fulfillment of its obligations. Such notice will be accompanied by a proof that credits the constituent fact of greater force.

ARTICLE 12. CONFLICT RESOLUTION.

Any dispute or divergence that arises as consequence of the celebration of the present contract will be solved trough the direct and friendly agreement between the parts. In defect of the previous matter, the conflict finally will be placed under rules of the conciliation and the arbitration of the international Chamber of Commerce in Paris, by a committee of arbitration of three referees designated in agreement with this rules. The arbitration will be carried out in Geneva (Switzerland).

ARTICLE 13. PERFORMANCE GUARANTEES.

The SELLER guarantees, provided the plants are erected in accordance with its specification, provided the plant is operated in accordance with its specifications, a production capacity of 120 thousand liters per day of biodiesel fulfilling American Standard ASTM 6751-03 when processing soy oil and/or European Standard EN 14214 when processing rapeseed oil. Likewise, it guarantees that the machines that will be given, will be new, like each one of the parts that form it, using materials of high quality, in agreement with the contracted specifications, and that the same is apt to resist the normal environmental conditions in the operation sites. In consequence, and without prejudice to the corresponding civil obligations, the SELLER commits himself to replace at his cost, previous notification to the BUYER, those parts or the entire machine that results of bad quality or manufacture defects between the following 12 months of the start up date with no additional cost for the BUYER.

ARTICLE 14. CONTRACT COMING INTO FORCE.

This contract will come into force with the contractor’s signature.

ARTICLE 15. CONTRACT GUARANTEES

The SELLER commits himself to grant at his cost and in favor of the BUYER a contract guarantees and performance guarantee as follow:

a)

A contract insurance trough an Insurance company or a first-class bank institution to the fulfillment of the contracted obligations equivalent to the down payment amount (30% of the total value), with duration of 8 months and to be nil and void when plant will be shipped.

b)

A Performance Bond of 5 % of the Total Contract value for the good performance of the Plant. The validity of the Performance Bond will be 12 months for the date of last shipment and will be issued when the shipment will be effected.

ARTICLE 16. CESSION

The SELLER could not cession the present contract to any natural or juridical person, national or foreigner, without the BUYER´s previous written authorization, having the opportunity to reserve the right to denied without further explanations of the reasons for denial. The subcontracts celebration will not release the SELLER from his responsibilities contracted in virtue of the present contract. The BUYER will not acquire any relationship with the subcontractors.

ARTICLE 17. DOCUMENTS.

The following documents listed, are considered integral part for all the effects of the present contract and in consequence produce the same effects, contractual and juridical obligations:

1.) SELLER’S proposal in those parts accepted by the BUYER. 2.) BUYER’S acceptance. 3.) Technical specifications. 4.) Documents subscribed by the parties.

ARTICLE 18. ORIGINAL COPIES OF THE CONTRACT.

This contract is signed in two originals, one for the BUYER and the other one for the SELLER.

s/Mamoru Saito THE BUYER	s/Mario Bernardini THE SELLER
s/Ingrely Veitia BUYER’S WITNESS	s/Vito Muraca SELLER’S WITNESS